Exhibit 10.7
ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made as of June 20, 2013 by and among Axiom Capital Management, Inc. (the “Broker”) (the “Company”), and Union Bank, N. A., as escrow agent (the “Escrow Agent”).

W I T N E S S E T H:

WHEREAS, the Company is offering (the “Offering”) its secured bridge notes (the “Bridge Note Offering”) in an aggregate offering amount of up to $2.5 million (the “Offering Amount”) to certain accredited investors (“Purchasers”) introduced to the Company by the Broker; and

WHEREAS, the Purchasers will invest in the Bridge Note Offering by wiring money into a specified account established by the Escrow Agent for the Offering in exchange for bridge notes (the “Bridge Notes”) and warrants (the “Warrants”), together with the Bridge Notes, (the “Securities”); and

WHEREAS, it is intended that the purchase of the Securities be consummated in accordance with the requirements set forth in Regulation D promulgated under the Securities Act of 1933, as amended; and

WHEREAS, the Escrow Agent shall hold the investor funds in escrow (such amounts the “Escrowed Funds”) until the Escrow Agent has received the Escrow Release Notice (as defined below) executed by the Broker and the Company. It is currently anticipated that there may be more than one closing in connection with the proposed Offering.

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1 TERMS OF THE ESCROW

1.1. The Broker and the Company hereby agree to establish with the Escrow Agent, an escrow account or accounts which shall be compliant with all rules and regulations promulgated by the Securities and Exchange Commission (“SEC”) and the Financial Industry Regulatory Authority, Inc. (“FINRA”) and which shall be non-interest bearing trust accounts, with the Escrow Agent whereby the Escrow Agent shall hold the funds for the cash purchase of the Securities as contemplated by the subscription agreements relating to the Offering (the “Subscription Agreements”). The Broker hereby certifies that it is a FINRA registered broker dealer and that this Agreement must comply with FINRA and SEC rules and regulations including, without limitation, SEC Rule 15c2-4. The Escrow Agent shall be authorized to establish a single account for the Offering pursuant to the terms of this Agreement.

1.2. Upon the Escrow Agent’s receipt of the Escrow Release Notice attached hereto as Exhibit A (the “Escrow Release Notice”), Escrow Agent will release the Escrowed Funds in accordance with the payment instruction set forth in the Use of Proceeds Schedule. The Escrow Agent, Broker and Company each hereby agree that the Escrow Release Notice may be transmitted via email.

1.3. In the event that the Escrow Agent does not receive an Escrow Release Notice executed by the Broker and the Company by November 14, 2013 unless such date is extended for up to an additional six month period by the Broker and the Company (such date, the “Escrow Return Date”) relating to any Escrowed Funds, the Escrow Agent shall return such Escrowed Funds to the Purchasers using the payment instructions referenced in Exhibit B of the Subscriber Agreements the Broker is required to provide to the Escrow Agent as stated above. The Escrow Return Date may be extended by up to an additional 90 days by the Broker and the Company in their discretion after providing written instructions to the Escrow Agent validly executed by the Broker and the Company. Any additional extensions shall require the written consent of 100% of the Purchasers.

1.4  Wire transfers to the Escrow Agent shall be made as follows: Bank’s Name and Address:

Name of Account:
Account #:
ABA Routing #:
International Swift Code:
For Further Credit Account #

1.5  The Company agrees to pay the Escrow Agent a fee of (U.S.                $ ) for all services rendered by it under this Agreement. Except as set forth herein, the Escrow Agent shall also be entitled to reimbursement for all loss, liability, damage or expenses paid or incurred by it, acting reasonably, in the administration of its duties under this Agreement, including, but not limited to, all reasonable counsel fees, disbursements and all taxes or other governmental charges. The terms and obligations of this Section 1.5 shall survive the termination of this Agreement, the payment of all amounts hereunder and the resignation or removal of the Escrow Agent. In addition, the parties will provide the Escrow Agent with any tax identification information that the Escrow Agent may require in order to fulfill its duties under this Agreement.

1.6. The Escrow Funds shall remain un-invested. The Escrow Agent shall not be responsible for assuring that the Escrowed Funds are sufficient for the disbursements contemplated hereunder this Agreement.

1.7. In the event that the minimum offering amount of $500,000 is not met for the initial closing (subsequent closings shall have no minimum offering amount requirements), the Broker and the Company will instruct the Escrow Agent to return the Escrow Funds to the Purchasers by submitting an Escrow Release Notice as further described in Section 1.2. Any Use of Proceeds authorized by the Broker and the Company shall be consistent with the terms of the Subscription Agreements.

ARTICLE II MISCELLANEOUS

2.1 No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

2.2 All notices or other communications required or permitted hereunder shall be in writing and be made in accordance with Section 2.19 hereof.

2.3 This Escrow Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

2.4 This Escrow Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto (with the exception of this Agreement), including but not limited to the Subscription Agreements and related offering documents (collectively, the “Offering Documents”). This Escrow Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly required or permitted herein (i.e. Section 1.3 hereof).

2.5 Whenever required by the context of this Escrow Agreement, the singular shall include the plural and masculine shall include the feminine. This Escrow Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if all parties had prepared the same. Unless otherwise indicated, all references to Articles are to this Escrow Agreement.

2.6 The parties hereto expressly agree that this Escrow Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York. Any action to enforce, arising out of, or relating in any way to, any provisions of this Escrow Agreement shall only be brought in a state or Federal court of competent jurisdiction sitting in New York, New York.

2.7 The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein or otherwise required by law and no implied duties or obligations shall be read into this agreement against the Escrow Agent. The Escrow Agent may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. Furthermore, the parties hereto shall each deliver to the Escrow Agent a list of authorized signatories, as set forth in the attached Schedule A hereto, with respect to any notice, certificate, instrument, demand, request, direction, instruction, waiver, receipt, consent or other document or communication required or permitted to be furnished to the Escrow Agent hereunder, and the Escrow Agent shall be entitled to rely on such list with respect to any party until a new list is furnished by such party to the Escrow Agent. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith and in the absence of gross negligence, fraud or willful misconduct. The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

2.8 The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent’s duties hereunder, may rely upon the advice of such counsel, and shall not be liable for any action taken or omitted in accordance with such advice.

2.9 The Escrow Agent’s responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by giving thirty (30) days written notice to the Company. In the event of any such resignation, the Company shall appoint a successor Escrow Agent and the Escrow Agent shall deliver to such successor Escrow Agent any Escrowed Funds held by the Escrow Agent. If no successor escrow agent is appointed by the end of the thirty (30) day notice period, the Escrow Agent’s sole responsibility shall be to safe-keep the Escrowed Funds pending the appointment of a successor escrow agent. In the alternative, and at its own option, the Escrow Agent shall be entitled to (i) petition a court of competent jurisdiction to appoint a successor escrow agent or (ii) deposit the Escrowed Funds with a court of competent jurisdiction and thereupon have no further duties or responsibilities in connection therewith.

2.10 If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

2.11 It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the Escrowed Funds hereunder, or if the Escrow Agent is unsure as to its rights or duties hereunder, the Escrow Agent is authorized and directed in the Escrow Agent’s sole discretion (1) to retain in the Escrow Agent’s possession without liability to anyone all or any part of said documents or the Escrowed Funds until such disputes or uncertainties shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected (provided the Escrow Agent shall receive a copy of such order, decree or judgment along with a written certification from one of the parties hereto that such order, decree or judgment is final, non-appealable and issued by a court of competent jurisdiction), but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the Escrowed Funds and any other property and documents held by the Escrow Agent hereunder, except as required by law, to a state or Federal court having competent subject matter jurisdiction and located in the New York, New York in accordance with the applicable procedure therefore and thereupon have no further duties or responsibilities in connection therewith.

2.12 This Agreement may be executed by facsimile and in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement. Execution and delivery of this Agreement by facsimile transmission (including delivery of documents in Adobe PDF format) shall constitute execution and delivery of this Agreement for all purposes, with the same force and effect as execution and delivery of an original manually signed copy hereof.

2.13 The Company and the Broker agree to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to its role as Escrow Agent with respect to the transactions contemplated hereby, other than any such claim, liability, cost or expense to the extent the same shall have been determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud or willful misconduct of the Escrow Agent.

2.14 Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

2.15 This Agreement shall automatically terminate upon the complete distribution of the Escrowed Funds which shall occur on the earlier of (i) the receipt of a final Escrow Release Notice executed by the Company and the Broker stating that such Escrow Release Notice is the final Escrow Release Notice or (ii) the return of the Escrowed Funds to the Purchasers in the event that the Escrow Agent does not receive an Escrow Release Notice executed by the Company and the Broker relating to such Escrowed Funds by the Escrow Return Date.

2.16 This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party without the prior written consent of the other parties hereto. Any attempt to assign or transfer this Agreement in violation of this Section 2.16 shall be void.

2.17 No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, floods, strikes, equipment or transmission failure, or other causes reasonably beyond its control.

2.18 The Escrow Agent shall never be required to use or advance its own funds or otherwise incur personal financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder, and, with prior notice to the parties hereto, shall have the right to perform any of its duties hereunder through agents, attorneys, custodians or nominees.

2.19 All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile, or sent, postage prepaid, by registered, certified or express U.S. mail, or overnight courier service and shall be deemed given when so delivered by hand or facsimile, or if mailed, three days after mailing (two Business Days in the case of express mail or overnight courier service), as follows:

If to the Escrow Agent, to:

With copies to:

If to the Broker, to:
Mark D. Martino President
Axiom Capital Management, Inc
780 Third Ave. 43rd Floor New York, N.Y. 10017 Tel: 212-521-3810
Fax: 212-521-3888

With copies to:

Gerald Coviello, Esq.
Wollmuth Maher & Deutsch, LLP,
500 Fifth Avenue 12th floor, New York, NY 10110 Tel No.: (212) 382-3300
Fax No.: (212) 382-0050
Email: Gerald Coviello gcoviello@wmd-law.com

If to the Company to:

With copies to:

2.20 If any provision, including any phrase, sentence, clause, section or subsection, of this Agreement is invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provisions in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision contained in this Agreement invalid, inoperative, or unenforceable to any extent whatsoever, and such other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to a party.

2.21 The Broker certifies that this Agreement is intended to comply with Securities and Exchange Commission Rule 15c2-4 and FINRA Notice to Members 87-61 (Suggested Escrow Agreement Provisions for Members' Compliance With Securities and Exchange Commission Rule 15c2-4), a copy of which is attached hereto as Exhibit B. In the event of a conflict between the terms of this Agreement and the suggested terms set forth in Exhibit B this Agreement the Broker, the Company and the Escrow Agent will use reasonable efforts to promptly amend this Agreement to conform to the provisions set forth in Exhibit B.

2.22 The parties acknowledge that to help the Federal government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity, the Escrow Agent will ask for documentation to verify its formation and existence as a legal entity. The Escrow Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant information.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of date first written above.

ESCROW AGENT: UNION BANK, N.A.

By: /s/ Rafael E. Miranda
Name: Rafael E. Miranda
Title: Vice President

AXIOM CAPITAL MANAGEMENT, INC.

By: /s/ Mark D. Martino
Name: Mark D. Martino
Title: President

TRUE DRINKS HOLDINGS, INC.

By: /s/ Dan Kerker
Name: Dan Kerker
Title: Chief Financial Officer